AMENDMENT TO SECURITYHOLDERS AGREEMENT

            AMENDMENT TO SECURITYHOLDERS AGREEMENT ("Amendment"), dated as of July [ ], 2002, by and among CITIGROUP INC., a Delaware corporation ("Parent"), GOLDEN STATE BANCORP INC., a Delaware corporation (the "Company"), MAFCO HOLDINGS INC., a Delaware corporation ("MFI"), GSB INVESTMENTS CORP., a Delaware corporation and a subsidiary of MFI ("GSB Investments"), MACANDREWS & FORBES HOLDINGS INC., a Delaware corporation and a subsidiary of MFI ("MFH"), HUNTER'S GLEN/FORD, LTD., a limited partnership organized under the laws of the State of Texas ("HG/F"), Gerald J. Ford, an individual and a general partner of HG/F ("Ford" and, together with MFI, GSB Investments, MFH and HG/F, the "Original Securityholders"), and GSB GUARANTOR CORP., a Delaware corporation and a subsidiary of MFI ("GSB Guarantor" and, together with the Original Securityholders, the "Securityholders").


                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, concurrently with the execution and delivery of the Agreement and Plan of Merger, dated as of May 21, 2002 (as such agreement may be amended from time to time, the "Merger Agreement"), by and among Parent, the Company and MERCURY MERGER SUB, INC., a Delaware corporation and a subsidiary of Parent ("Sub"), Parent, the Company and the Original Securityholders entered into the Securityholders Agreement, dated as of May 21, 2002 (the "Securityholders Agreement");

            WHEREAS, on June 20, 2002, GSB Guarantor entered into a Transfer Agreement with GSB Investments, whereby GSB Guarantor agreed to be bound by certain provisions of the Securityholders Agreement, and agreed to be deemed a "Securityholder" for purposes of such provisions of the Securityholders Agreement;

            WHEREAS, pursuant to Section 11(m) of the Securityholders Agreement, the Securityholders Agreement may be amended by a writing signed by the parties thereto; and

            WHEREAS, Parent, the Company and the Securityholders desire to amend the Securityholders Agreement on the terms hereinafter set forth.

            NOW, THEREFORE, Parent, the Company and the Securityholders, intending to be legally bound, hereby agree to the following amendments to the Securityholders Agreement:

1. AMENDMENT TO SECTION 11(I) OF THE SECURITYHOLDERS AGREEMENT. Section 11(i) of the Securityholders Agreement is hereby amended and restated in its entirety to read as follows:

               "(i) RESOLUTION OF DISAGREEMENTS. If Parent and the Securityholders' Representative disagree as to the amount of Tax Benefits or any other item related to Taxes, Parent and the Securityholders' Representative shall promptly consult each other in an effort to resolve such disagreement. If any such disagreement cannot be resolved within fifteen days of the date of consultation, an independent certified public accounting firm mutually agreed upon by Parent and the Securityholders' Representative (the "Auditor") shall resolve any remaining disagreements as promptly as practicable (but in any event within forty-five days following the date on which such disagreement is referred to the Auditor), based solely on written submissions forwarded by Parent and the Securityholders' Representative to the Auditor within ten days of the date of referral to the Auditor. The determination of the Auditor shall be final, conclusive and binding on the parties. All fees and expenses related to the work performed by the Auditor in accordance with this Section 11(i) shall be apportioned between Parent and the Securityholders in proportion to their respective liabilities as determined by the Auditor."

2. LIMITED EFFECT. Except as specifically amended hereby, the terms and provisions of the Securityholders Agreement shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms. All references in the Securityholders Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the "Securityholders Agreement" shall be deemed for all purposes to refer to the Securityholders Agreement, as amended by this Amendment.

3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be an original, with the same effect as of the signatures hereto and thereto were upon the same instrument.

4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such state.

        IN WITNESS WHEREOF, Parent, the Company and the Securityholders have caused this Amendment to Securityholders Agreement to be duly executed as of the day and year first above written.

                                        CITIGROUP INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        GOLDEN STATE BANCORP INC.


                                        By: /s/ Gerald J. Ford
                                           ---------------------------------
                                           Name: Gerald J. Ford
                                           Title: Chairman of the Board / CEO



                                        MAFCO HOLDINGS INC.


                                        By:  /s/ Todd J. Slotkin
                                           ---------------------------------
                                           Name: Todd J. Slotkin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer



                                        GSB INVESTMENTS CORP.


                                        By: /s/ Todd J. SLotkin
                                           ---------------------------------
                                           Name: Todd J. Slotkin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                        MACANDREWS & FORBES HOLDINGS INC.


                                        By: /s/ Todd J. SLotkin
                                           ---------------------------------
                                           Name: Todd J. SLotkin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        HUNTER'S GLEN/FORD, LTD.


                                        By: /s/ Gerald J. Ford
                                           ---------------------------------
                                           Name: Gerald J. Ford
                                           Title: General Partner



                                        GERALD J. FORD

                                             /s/ Gerald J. Ford
                                        ------------------------------------



                                        GSB GUARANTOR CORP.


                                        By: Todd J. SLotkin
                                           ---------------------------------
                                           Name: Todd J. SLotkin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer